Exhibit 28(g)(1)

CUSTODY AGREEMENT

AGREEMENT, dated as of this 21st day of January, 2014 between Reality Shares ETF Trust, a Delaware statutory trust, having its principal office and place of business at 402 West Broadway, Suite 2800, San Diego, CA 92101 (the “Trust”) and The Bank of New York Mellon, a New York corporation authorized to do a banking business having its principal office and place of business at One Wall Street, New York, New York 10286 (“Custodian”).

W I T N E S S E T H:

that for and in consideration of the mutual promises hereinafter set forth the Trust and Custodian agree as follows:

ARTICLE I

DEFINITIONS

Whenever used in this Agreement, the following words shall have the meanings set forth below:

1. “Authorized Person” shall be any person, whether or not an officer or employee of the Trust, duly authorized by the Trust’s board to execute any Certificate or to give any Oral Instruction with respect to one or more Accounts, such persons to be designated in a Certificate annexed hereto as Schedule I hereto or such other Certificate as may be received by Custodian from time to time.

2. “Custodian Affiliate” shall mean any office, branch or subsidiary of The Bank of New York Mellon Corporation.

3. “Book-Entry System” shall mean the Federal Reserve/Treasury book-entry system for receiving and delivering securities, its successors and nominees.

4. “Business Day” shall mean any day on which Custodian and relevant Depositories are open for business.

5. “Certificate” shall mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement to be given to Custodian, which is actually received by Custodian by letter or facsimile transmission and signed on behalf of the Trust by an Authorized Person or a person reasonably believed by Custodian to be an Authorized Person.

6. “Composite Currency Unit” shall mean the Euro or any other composite currency unit consisting of the aggregate of specified amounts of specified currencies, as such unit may be constituted from time to time.

7. “Depository” shall include (a) the Book-Entry System, (b) the Depository Trust Company, (c) any other clearing agency or securities depository registered with the Securities and Exchange Commission identified to the Trust from time to time, and (d) the respective successors and nominees of the foregoing.

8. “Foreign Depository” shall mean (a) Euroclear, (b) Clearstream Banking, societe anonyme, (c) each Eligible Securities Depository as defined in Rule 17f-7 under the Investment Company Act of 1940, as amended, identified to the Trust from time to time, and (d) the respective successors and nominees of the foregoing.

9. “Instructions” shall mean communications actually received by Custodian by S.W.I.F.T., tested telex, letter, facsimile transmission, or other method or system specified by Custodian as available for use in connection with the services hereunder.

10. “Oral Instructions” shall mean verbal instructions received by Custodian from an Authorized Person or from a person reasonably believed by Custodian to be an Authorized Person.

11. “Series” shall mean the various portfolios, if any, of the Trust listed on Schedule II hereto, and if none are listed references to Series shall be references to the Trust.

12. “Securities” shall include, without limitation, any common stock and other equity securities, bonds, debentures and other debt securities, notes, mortgages or other obligations, and any instruments representing rights to receive, purchase, or subscribe for the same, or representing any other rights or interests therein (whether represented by a certificate or held in a Depository or by a Subcustodian).

13. “Subcustodian” shall mean a bank (including any branch thereof) or other financial institution (other than a Foreign Depository) located outside the U.S. which is utilized by Custodian in connection with the purchase, sale or custody of Securities hereunder and identified to the Trust from time to time, and their respective successors and nominees.

14. “Transfer Agent” shall mean The Bank of New York Mellon, subject to a separate Transfer Agency and Service Agreement entered into between the parties, or any successor transfer agent identified to Custodian in a Certificate.

ARTICLE II

APPOINTMENT OF CUSTODIAN; ACCOUNTS;

REPRESENTATIONS, WARRANTIES, AND COVENANTS

1. (a) The Trust hereby appoints Custodian as custodian of all Securities and cash at any time delivered to Custodian during the term of this Agreement, and authorizes Custodian to hold Securities in registered form in its name or the name of its nominees. Custodian hereby accepts such appointment and agrees to establish and maintain one or more securities accounts and cash accounts for each Series in which Custodian will hold Securities and cash as provided herein. Custodian shall maintain books and records segregating the assets of each Series from the assets of any other Series. Such accounts (each, an “Account”; collectively, the “Accounts”) shall be in the name of the Trust.

(b) Custodian may from time to time establish on its books and records such sub-accounts within each Account as the Trust and Custodian may agree upon (each a “Special Account”), and Custodian shall reflect therein such assets as the Trust may specify in a Certificate or Instructions.

(c) Custodian may from time to time establish pursuant to a written agreement with and for the benefit of a broker, dealer, futures commission merchant or other third party identified in a Certificate or Instructions such accounts on such terms and conditions as the Trust and Custodian shall agree, and Custodian shall transfer to such accounts such Securities and money as the Trust may specify in a Certificate or Instructions.

2. The Trust hereby represents and warrants, which representations and warranties shall be continuing and shall be deemed to be reaffirmed upon each delivery of a Certificate or each giving of Oral Instructions or Instructions by the Trust, that:

(a) It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement, and to perform its obligations hereunder;

(b) This Agreement has been duly authorized, executed and delivered by the Trust, approved by a resolution of its board, constitutes a valid and legally binding obligation of the Trust, enforceable in accordance with its terms, and there is no statute, regulation, rule, order or judgment binding on it, and no provision of its charter or by-laws, nor of any mortgage, indenture, credit agreement or other contract binding on it or affecting its property, which would prohibit its execution or performance of this Agreement;

(c) It is conducting its business in substantial compliance with all applicable laws and requirements, both state and federal, and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as now conducted;

(d) It will not use the services provided by Custodian hereunder in any manner that is, or will result in, a violation of any law, rule or regulation applicable to the Trust;

(e) Its board or its foreign custody manager, as defined in Rule 17f-5 under the Investment Company Act of 1940, as amended (the “‘40 Act”), has determined that use of each Subcustodian (including any Replacement Custodian) which Custodian is authorized to utilize in accordance with Section 1(a) of Article III hereof satisfies the applicable requirements of the ‘40 Act and Rule 17f-5 thereunder;

(f) The Trust or its investment adviser has determined that the custody arrangements of each Foreign Depository provide reasonable safeguards against the custody risks associated with maintaining assets with such Foreign Depository within the meaning of Rule 17f-7 under the ‘40 Act;

(g) It is fully informed of the protections and risks associated with various methods of transmitting Instructions and Oral Instructions and delivering Certificates to Custodian, shall, and shall cause each Authorized Person, to safeguard and treat with extreme care any user and authorization codes, passwords and/or authentication keys, understands that there may be more secure methods of transmitting or delivering the same than the methods selected by it, agrees that the security procedures (if any) to be followed in connection therewith provide a commercially reasonable degree of protection in light of its particular needs and circumstances, and acknowledges and agrees that Instructions need not be reviewed by

Custodian, may be presumed in good faith by Custodian to have been given by person(s) duly authorized, and may be acted upon as given;

(h) It shall manage its borrowings, including, without limitation, any advance or overdraft (including any day-light overdraft) in the Accounts, so that the aggregate of its total borrowings for each Series does not exceed the amount such Series is permitted to borrow under the ‘40 Act;

(i) Its transmission or giving of, and Custodian acting upon and in reliance on, Certificates, Instructions, or Oral Instructions pursuant to this Agreement shall at all times comply with the ‘40 Act;

(j) It shall impose and maintain restrictions on the destinations to which cash may be disbursed by Instructions to ensure that each disbursement is for a proper purpose; and

(k) It has the right to make the pledge and grant the security interest and security entitlement to Custodian contained in Section 1 of Article V hereof, free of any right of redemption or prior claim of any other person or entity, such pledge and such grants shall have a first priority subject to no setoffs, counterclaims, or other liens or grants prior to or on a parity therewith, and it shall take such additional steps as Custodian may require to assure such priority.

3. The Trust hereby covenants that it shall from time to time complete and execute and deliver to Custodian upon Custodian’s request a Form FR U-1 (or successor form) whenever the Trust borrows from Custodian any money to be used for the purchase or carrying of margin stock as defined in Federal Reserve Regulation U.

4. Custodian hereby represents and warrants, which representations and warranties shall be continuing, that:

(a) It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement, and to perform its obligations hereunder;

(b) This Agreement has been duly authorized, executed and delivered by Custodian, constitutes a valid and legally binding obligation of Custodian, enforceable in accordance with its terms, and there is no statute, regulation, rule, order or judgment binding on it, and no provision of its charter or by-laws, nor of any mortgage, indenture, credit agreement or other contract binding on it or affecting its property, which would prohibit its execution or performance of this Agreement.; and

(c) It has, and will maintain, such backup, contingency and disaster recovery procedures as are required by its regulators.

ARTICLE III

CUSTODY AND RELATED SERVICES

1. (a) Subject to the terms hereof, the Trust hereby authorizes Custodian to hold any Securities received by it from time to time for the Trust’s account. Custodian shall be entitled to utilize, subject to subsection (c) of this Section 1, Depositories, Subcustodians, and, subject to subsection (d) of this Section 1, Foreign Depositories, to the extent possible in connection with its performance hereunder. Securities and cash held in a Depository or Foreign Depository will be held subject to the rules, terms and conditions of such entity. Securities and cash held through Subcustodians shall be held subject to the terms and conditions of Custodian’s agreements with such Subcustodians. Subcustodians may be authorized to hold Securities in Foreign Depositories in which such Subcustodians participate. Unless otherwise required by local law or practice or a particular subcustodian agreement, Securities deposited with a Subcustodian, a Depositary or a Foreign Depository will be held in a commingled account, in the name of Custodian, holding only Securities held by Custodian as custodian for its customers. Custodian shall identify on its books and records the Securities and cash belonging to the Trust, whether held directly or indirectly through Depositories, Foreign Depositories, or Subcustodians. Custodian shall, directly or indirectly through Subcustodians, Depositories, or Foreign Depositories, endeavor, to the extent feasible, to hold Securities in the country or other jurisdiction in which the principal trading market for such Securities is located, where such Securities are to be presented for cancellation and/or payment and/or registration, or where such Securities are acquired. Custodian at any time may cease utilizing any Subcustodian and/or may replace a Subcustodian with a different Subcustodian (the “Replacement Subcustodian”). In the event Custodian selects a Replacement Subcustodian, Custodian shall not utilize such Replacement Subcustodian until after the Trust’s board or foreign custody manager has determined that utilization of such Replacement Subcustodian satisfies the requirements of the ‘40 Act and Rule 17f-5 thereunder.

(b) Unless Custodian has received a Certificate or Instructions to the contrary, Custodian shall hold Securities indirectly through a Subcustodian only if (i) the Securities are not subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors or operators, including a receiver or trustee in bankruptcy or similar authority, except for a claim of payment for the safe custody or administration of Securities on behalf of the Trust by such Subcustodian, and (ii) beneficial ownership of the Securities is freely transferable without the payment of money or value other than for safe custody or administration.

(c) With respect to each Depository, Custodian (i) shall exercise due care in accordance with reasonable commercial standards in discharging its duties as a securities intermediary to obtain and thereafter maintain Securities or financial assets deposited or held in such Depository, and (ii) will provide, promptly upon request by the Trust, such reports as are available concerning the internal accounting controls and financial strength of Custodian and such Depositary.

(d) With respect to each Foreign Depository, Custodian shall exercise reasonable care, prudence, and diligence (i) to provide the Trust with an analysis of the custody risks associated with maintaining assets with the Foreign Depository, and (ii) to monitor such custody risks on a continuing basis and promptly notify the Trust of any material change in such risks. The Trust acknowledges and agrees that such analysis and monitoring shall be made on the basis of, and limited by, information gathered from Subcustodians or through publicly available information otherwise obtained by Custodian, and shall not include any evaluation of Country Risks. As used herein the term “Country Risks” shall mean with respect to any Foreign Depository: (a) the financial infrastructure of the country in which it is organized, (b) such country’s prevailing custody and settlement practices, (c) nationalization, expropriation or other governmental actions, (d) such country’s regulation of the banking or securities industry, (e) currency controls, restrictions, devaluations or fluctuations, and (f) market conditions which affect the order execution of securities transactions or affect the value of securities.

2. Custodian shall furnish the Trust with an advice of daily transactions (including a confirmation of each transfer of Securities) as promptly as practicable in its ordinary course processing, after the close of Business on each Business Day and a monthly summary of all transfers to or from the Accounts as promptly as practicable in its ordinary course processing, following such month end. Custodian shall furnish such reports for such other time periods as the Trust may from time to time reasonably request.

3. With respect to all Securities held hereunder, Custodian shall, unless otherwise instructed to the contrary:

(a) Receive all income and other payments and advise the Trust as promptly as practicable of any such amounts due but not paid;

(b) Present for payment and receive the amount paid upon all Securities which may mature and advise the Trust as promptly as practicable of any such amounts due but not paid;

(c) Forward to the Trust copies of all information or documents that it may actually receive from an issuer of Securities which, in the opinion of Custodian, are intended for the beneficial owner of Securities;

(d) Execute, as custodian, any certificates of ownership, affidavits, declarations or other certificates under any tax laws now or hereafter in effect in connection with the collection of bond and note coupons;

(e) Hold directly or through a Depository, a Foreign Depository, or a Subcustodian all rights and similar Securities issued with respect to any Securities credited to an Account hereunder; and

(f) Endorse for collection checks, drafts or other negotiable instruments.

4. (a) Custodian shall, as promptly as practicable under the circumstances, notify the Trust of rights or discretionary actions with respect to Securities held hereunder, and of the date or dates by when such rights must be exercised or such action must be taken, and shall as promptly as practicable under the circumstances, forward to the Trust any notices, information statements or other materials received in connection with such rights or discretionary actions, provided that Custodian has actually received, from the issuer or the relevant Depository (with respect to Securities issued in the United States) or from the relevant Subcustodian, Foreign Depository, or a nationally or internationally recognized bond or corporate action service to which Custodian subscribes, timely notice of such rights or discretionary corporate action or of the date or dates such rights must be exercised or such action must be taken. Absent actual receipt of such notice, Custodian shall have no liability for failing to so notify the Trust.

(b) Whenever Securities (including, but not limited to, warrants, options, tenders, options to tender or non-mandatory puts or calls) confer discretionary rights on the Trust or provide for discretionary action or alternative courses of action by the Trust, the Trust shall be responsible for making any decisions relating thereto and for directing Custodian to act. In order for Custodian to act, it must receive the Trust’s Certificate or Instructions at Custodian’s offices, addressed as Custodian may from time to time request, not later than noon (New York time) at least two (2) Business Days prior to the last scheduled date to act with respect to such Securities (or such earlier date or time as Custodian may specify to the Trust). Absent Custodian’s timely receipt of such Certificate or Instructions, Custodian shall not be liable for failure to take any action relating to or to exercise any rights conferred by such Securities.

5. All voting rights with respect to Securities, however registered, shall be exercised by the Trust or its designee. Custodian will make available as promptly as practicable under the circumstances, to the Trust proxy voting services upon the request of, and for the jurisdictions selected by, the Trust in accordance with terms and conditions to be mutually agreed upon by Custodian and the Trust. For Securities issued in the United States, Custodian’s only duty shall be to mail to the Trust any documents (including proxy statements, annual reports and signed proxies) actually received by Custodian relating to the exercise of such voting rights. With respect to Securities issued outside of the United States, Custodian’s only duty other than forwarding such materials, if any, as Custodian may receive, shall be to provide the Fund with access to a provider of global proxy services at the Trust’s request. The Trust shall be responsible for all costs associated with its use of such services.

6. Custodian shall promptly advise the Trust upon Custodian’s actual receipt of notification of the partial redemption, partial payment or other action affecting less than all Securities of the relevant class. If Custodian, any Subcustodian, any Depository, or any Foreign Depository holds any Securities in which the Trust has an interest as part of a fungible mass, Custodian, such Subcustodian, Depository, or Foreign Depository may select the Securities to participate in such partial redemption, partial payment or other action in any non-discriminatory manner that it customarily uses to make such selection.

7. Custodian shall not under any circumstances accept bearer interest coupons which have been stripped from United States federal, state or local government or agency securities unless explicitly agreed to by Custodian in writing.

8. The Trust shall be liable for all taxes, assessments, duties and other governmental charges, including any interest or penalty with respect thereto (“Taxes”), with respect to any cash or Securities held on behalf of the Trust or any transaction related thereto. The Trust shall indemnify Custodian and each Subcustodian for the amount of any Tax that Custodian, any such Subcustodian or any other withholding agent is required under applicable laws (whether by assessment or otherwise) to pay on behalf of, or in respect of income earned by or payments or distributions made to or for the account of the Trust (including any payment of Tax required by reason of an earlier failure to withhold, except to the extent that any such failure to withhold any payment of Tax is the result of a failure of the Custodian or Subcustodian to discharge its duties in accordance with its standard of care as set forth in Article VIII below). Custodian shall, or shall instruct the applicable Subcustodian or other withholding agent to, withhold the amount of any Tax which is required to be withheld under applicable law upon collection of any dividend, interest or other distribution made with respect to any Security and any proceeds or income from the sale, loan or other transfer of any Security. In the event that Custodian or any Subcustodian is required under applicable law to pay any Tax on behalf of the Trust, Custodian is hereby authorized to withdraw cash from any cash account in the amount required to pay such Tax and to use such cash, or to remit such cash to the appropriate Subcustodian or other withholding agent, for the timely payment of such Tax in the manner required by applicable law. If the aggregate amount of cash in all cash accounts is not sufficient to pay such Tax, Custodian shall promptly notify the Trust of the additional amount of cash (in the appropriate currency) required, and the Trust shall directly deposit such additional amount in the appropriate cash account promptly after receipt of such notice, for use by Custodian as specified herein. In the event that Custodian reasonably believes that Trust is eligible, pursuant to applicable law or to the provisions of any tax treaty, for a reduced rate of, or exemption from, any Tax which is otherwise required to be withheld or paid on behalf of the Trust under any applicable law, Custodian shall, or shall instruct the applicable Subcustodian or withholding agent to, either withhold or pay such Tax at such reduced rate or refrain from withholding or paying such Tax, as appropriate; provided that Custodian shall have received from the Trust all documentary evidence of residence or other qualification for such reduced rate or exemption required to be received under such applicable law or treaty. In the event that Custodian reasonably believes that a reduced rate of, or exemption from, any Tax is obtainable only by means of an application for reTrust, Custodian and the applicable Subcustodian shall have no responsibility for the accuracy or validity of any forms or documentation provided by the Trust to Custodian hereunder. The Trust hereby agrees to indemnify and hold harmless Custodian and each Subcustodian in respect of any liability arising from any underwithholding or underpayment of any Tax which results from the inaccuracy or invalidity of any such forms or other documentation provided by or on behalf of the Trust, and such obligation to indemnify shall be a continuing obligation of the Trust, its successors and assigns notwithstanding the termination of this Agreement.

9. (a) For the purpose of settling Securities and foreign exchange transactions, the Trust shall provide Custodian with sufficient immediately available funds for all transactions by such time and date as conditions in the relevant market dictate. As used herein, “sufficient immediately available funds” shall mean either (i) sufficient cash denominated in U.S. dollars to purchase the necessary foreign currency, or (ii) sufficient applicable foreign currency, to settle the transaction. Custodian shall provide the Trust with immediately available Trusts each day which result from the actual settlement of all sale transactions, based upon advices received by Custodian from Subcustodians, Depositories, and Foreign Depositories. Such funds shall be in U.S. dollars or such other currency as the Trust may specify to Custodian.

(b) Any foreign exchange transaction effected by Custodian in connection with this Agreement may be entered with Custodian or a Custodian Affiliate acting as principal or otherwise through customary banking channels. The Trust may issue a standing Certificate or Instructions with respect to foreign exchange transactions, but Custodian may establish rules or limitations concerning any foreign exchange facility made available to the Trust. The Trust shall bear all risks of investing in Securities or holding cash denominated in a foreign currency.

(c) To the extent that Custodian has agreed to provide pricing or other information services in connection with this Agreement, Custodian is authorized to utilize any vendor (including brokers and dealers of Securities) reasonably believed by Custodian to be reliable to provide such information. The Trust understands that certain pricing information with respect to complex financial instruments (e.g., derivatives) may be based on calculated amounts rather than actual market transactions and may not reflect actual market values, and that the variance between such calculated amounts and actual market values may or may not be material. Where vendors do not provide information for particular Securities or other property, an Authorized Person may advise Custodian in a Certificate regarding the fair market value of, or provide other information with respect to, such Securities or property as determined by it in good faith. Custodian shall not be liable for any loss, damage or expense incurred as a result of errors or omissions with respect to any pricing or other information utilized by Custodian hereunder.

10. Until such time as Custodian receives a certificate to the contrary with respect to a particular Security, Custodian may release the identity of the Trust to an issuer which requests such information pursuant to the Shareholder Communications Act of 1985 for the specific purpose of direct communications between such issuer and shareholder.

ARTICLE IV

PURCHASE AND SALE OF SECURITIES;

CREDITS TO ACCOUNT

1. Promptly after each purchase or sale of Securities by the Trust, the Trust shall deliver to Custodian a Certificate or Instructions, or with respect to a purchase or sale of a Security generally required to be settled on the same day the purchase or sale is made, Oral Instructions specifying all information Custodian may reasonably request to settle such purchase or sale. Custodian shall account for all purchases and sales of Securities on the actual settlement date unless otherwise agreed by Custodian.

2. The Trust understands that when Custodian is instructed to deliver Securities against payment, delivery of such Securities and receipt of payment therefor may not be completed simultaneously. Notwithstanding any provision in this Agreement to the contrary, settlements, payments and deliveries of Securities may be effected by Custodian or any Subcustodian in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction in which the transaction occurs, including, without limitation, delivery to a purchaser or dealer therefor (or agent) against receipt with the expectation of receiving later payment for such Securities. The Trust assumes full responsibility for all risks, including, without limitation, credit risks, involved in connection with such deliveries of Securities.

3. Custodian may, as a matter of bookkeeping convenience or by separate agreement with the Trust, credit the Account with the proceeds from the sale, redemption or other disposition of Securities or interest, dividends or other distributions payable on Securities prior to its actual receipt of final payment therefor. All such credits shall be conditional until Custodian’s actual receipt of final payment and may be reversed by Custodian to the extent that final payment is not received. Payment with respect to a transaction will not be “final” until Custodian shall have received immediately available funds which under applicable local law, rule and/or practice are irreversible and not subject to any security interest, levy or other encumbrance, and which are specifically applicable to such transaction.

4. On a relationship basis, Custodian will endeavor to provide the Trust with notice of its intent to withdraw any such credit, however its failure to do so will not limit Custodian’s discretion or authority to so withhold or withdraw credit at any given time.

ARTICLE V

OVERDRAFTS OR INDEBTEDNESS

1. If Custodian should in its sole discretion advance funds on behalf of any Series which results in an overdraft (including, without limitation, any day-light overdraft) because the money held by Custodian in an Account for such Series shall be insufficient to pay the total amount payable upon a purchase of Securities specifically allocated to such Series, as set forth in a Certificate, Instructions or Oral Instructions, or if an overdraft arises in the separate account of a Series for some other reason, including, without limitation, because of a reversal of a conditional credit or the purchase of any currency, or if the Trust is for any other reason indebted to Custodian with respect to a Series, including any indebtedness to The Bank of New York under the Trust’s Cash Management and Related Services Agreement (except a borrowing for investment or for temporary or emergency purposes using Securities as collateral pursuant to a separate agreement and subject to the provisions of Section 2 of this Article), such overdraft or indebtedness shall be deemed to be a loan made by Custodian to the Trust for such Series payable on demand and shall bear interest from the date incurred at a rate per annum ordinarily charged by Custodian to its institutional customers, as such rate may be adjusted from time to time. In addition, the Trust hereby agrees that Custodian shall to the maximum extent permitted by law have a continuing lien, security interest, and security entitlement in and to any property, including, without limitation, any investment property or any financial asset, of such Series at any time held by Custodian for the benefit of such Series or in which such Series may have an interest which is then in Custodian’s possession or control or in possession or control of any third party acting in Custodian’s behalf. The Trust authorizes Custodian, in its sole discretion, to be exercised in good faith, at any time to charge any such overdraft or indebtedness together with interest due thereon against any balance of account standing to such Series’ credit on Custodian’s books. For the avoidance of doubt, Custodian may not sell, transfer, lend or otherwise dispose of any Securities or other assets of a Series in which Custodian has a lien or security interest, except as permitted hereunder.

2. If the Trust borrows money from any bank (including Custodian if the borrowing is pursuant to a separate agreement) for investment or for temporary or emergency purposes using Securities held by Custodian hereunder as collateral for such borrowings, the Trust shall deliver to Custodian a Certificate specifying with respect to each such borrowing: (a) the Series to which such borrowing relates; (b) the name of the bank, (c) the amount of the borrowing, (d) the time and date, if known, on which the loan is to be entered into, (e) the total amount payable to the Trust on the borrowing date, (f) the Securities to be delivered as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular Securities, and (g) a statement specifying whether such loan is for investment purposes or for temporary or emergency purposes and that such loan is in conformance with the ‘40 Act and the Trust’s prospectus. Custodian shall deliver on the borrowing date specified in a

Certificate the specified collateral against payment by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in the Certificate. Custodian may, at the option of the lending bank, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement. Custodian shall deliver such Securities as additional collateral as may be specified in a Certificate to collateralize further any transaction described in this Section. The Trust shall cause all Securities released from collateral status to be returned directly to Custodian, and Custodian shall receive from time to time such return of collateral as may be tendered to it. In the event that the Trust fails to specify in a Certificate the Series, the name of the issuer, the title and number of shares or the principal amount of any particular Securities to be delivered as collateral by Custodian, Custodian shall not be under any obligation to deliver any Securities.

ARTICLE VI

SALE AND REDEMPTION OF SHARES

1. Whenever the Trust shall sell any shares issued by the Trust (“Shares”) it shall deliver to Custodian a Certificate or Instructions, or cause the Trust’s Transfer Agent to provide instructions, specifying the amount of money, if any, and the particular Securities and the amount of each Security to be received by Custodian for the sale of such Shares and specifically allocated to an Account for such Series. Upon receipt of such money, if any, and such Securities, Custodian shall credit the same to an Account in the name of the Series for which such money, if any, and such Securities are received.

2. Whenever the Trust desires Custodian to make a payment, if any, and a delivery of Securities out of the money and Securities held by Custodian hereunder in connection with a redemption of any Shares, it shall furnish to Custodian a Certificate or Instructions, or cause the Trust’s Transfer Agent to provide instructions specifying the total amount of money, if any, to be paid, and the particular Securities and amount of each Security to be delivered, for the redemption of such Shares. Custodian shall make any such payment and such delivery of Shares, as directed by a Certificate or Instructions or instructions of the Trust’s transfer agent, out of the money and Securities held in an Account of the appropriate Series.

ARTICLE VII

PAYMENT OF DIVIDENDS OR DISTRIBUTIONS

1. Whenever the Trust shall determine to pay a dividend or distribution on Shares it shall furnish to Custodian Instructions or a Certificate setting forth with respect to the Series specified therein the date of the declaration of such dividend or distribution, the total amount payable, and the payment date.

2. Upon the payment date specified in such Instructions or Certificate, Custodian shall pay out of the money held for the account of such Series the total amount payable to the dividend agent of the Trust specified therein.

ARTICLE VIII

CONCERNING CUSTODIAN

1. (a) Custodian shall exercise reasonable care and diligence in carrying out all of its duties and obligations under this Agreement. Except as otherwise expressly provided herein, Custodian shall not be liable for any costs, expenses, damages, liabilities or claims, including reasonable attorneys’ and accountants’ fees (collectively, “Losses”), incurred by or asserted against the Trust, except those Losses arising out of Custodian’s own negligence, bad faith, willful misfeasance, or reckless disregard of its duties hereunder, or breach of any representation or warranty of Custodian contained in this Agreement. Custodian shall have no liability whatsoever for the action or inaction of any Depositories or of any Foreign Depositories, except in each case to the extent such action or inaction is a result of the Custodian’s failure to fulfill its duties hereunder. With respect to any Losses incurred by the Trust as a result of the acts or any failures to act by any Subcustodian (other than a Custodian Affiliate), Custodian shall take appropriate action to recover such Losses from such Subcustodian; and Custodian’s sole responsibility and liability to the Trust shall be limited to amounts so received from such Subcustodian (exclusive of costs and expenses incurred by Custodian). In no event shall Custodian be liable to the Trust or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with this Agreement, nor shall Custodian or any Subcustodian be liable: (i) for acting in accordance with any Certificate or Oral Instructions actually received by Custodian and reasonably believed by Custodian to be given by an Authorized Person; (ii) for acting in accordance with such Instructions without reviewing the same; (iii) for presuming in good faith that all Instructions are given only by person(s) duly authorized; (iv) for conclusively presuming that all disbursements of cash directed by the Trust, whether by a Certificate, an Oral Instruction, or an Instruction, are in accordance with Section 2(i) of Article II hereof; (v) for holding property in any particular country, including, but not limited to, Losses resulting from nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; exchange or currency controls or restrictions, devaluations or fluctuations; availability of cash or Securities or market conditions which prevent the transfer of property or execution of Securities transactions or affect the value of property; (vi) for any Losses due to forces beyond the control of Custodian, including without limitation strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God, or interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; (vii) for the insolvency of any Subcustodian (other than a Custodian Affiliate), any Depository, or, except to the extent such action or inaction is a result of Custodian’s failure to fulfill its duties hereunder, any Foreign Depository; or (viii) for any Losses arising from the occurrence of any event, including, without limitation, implementation or adoption of any rules or procedures of a Foreign Depository, which may affect, limit, prevent or impose costs or burdens on, the transferability, convertibility, or availability of any currency or Composite Currency Unit in any country or on the transfer of any Securities, and in no event shall Custodian be obligated to substitute another currency for a currency (including a currency that is a component of a Composite Currency Unit) whose transferability, convertibility or availability has been affected, limited, or prevented by such law, regulation or event, and to the extent that any such law, regulation or event imposes a cost or charge upon Custodian in relation to the transferability, convertibility, or availability of any cash currency or Composite Currency Unit, such cost or charge shall be for the account of the Trust, and Custodian may treat any account denominated in an affected currency as a group of separate accounts denominated in the relevant component currencies.

(b) Custodian may enter into subcontracts, agreements and understandings with any Custodian Affiliate, whenever and on such terms and conditions as it deems necessary or appropriate to perform its services hereunder. No such subcontract, agreement or understanding shall discharge Custodian from its obligations hereunder, and Custodian shall be liable for the acts or omissions of any such Custodian Affiliate to the same extent as it is liable for such acts or omissions under this Agreement.

(c) The Trust agrees to indemnify Custodian and hold Custodian harmless from and against any and all Losses sustained or incurred by or asserted against Custodian by reason of or as a result of any action or inaction, or arising out of Custodian’s performance hereunder, including reasonable fees and expenses of counsel incurred by Custodian in a successful defense of claims by the Trust; provided however, that the Trust shall not indemnify Custodian for those Losses arising out of Custodian’s own negligence, bad faith, willful misfeasance, reckless disregard for its duties hereunder, or breach of any representation or warranty of Custodian contained in this Agreement. This indemnity shall be a continuing obligation of the Trust, its successors and assigns, notwithstanding the termination of this Agreement. The Trust shall be entitled to participate at its own expense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. In no event shall the Trust be liable to the Custodian or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with this Agreement. All obligations of the Trust under this Agreement shall apply only on a Series by Series basis, and the assets of one Series shall not be liable for the obligations of another Series.

(d) Custodian agrees to indemnify and hold harmless the Trust, its officers, directors and employees and their respective successors and permitted assigns from and against any and all Losses determined by a final arbiter of competent jurisdiction to have been caused by Custodian’s negligence, bad faith, willful misfeasance, reckless disregard for its duties hereunder, or breach of any representation or warranty of Custodian contained in this Agreement; provided, that the Trust shall not be entitled to indemnification hereunder for costs, expenses, damages, liabilities or claims arising out of its negligence, bad faith, willful misfeasance, reckless disregard of its duties hereunder, or breach of any representation or warranty of the Trust contained in this Agreement. This indemnity shall be a continuing obligation of Custodian, its successors and assigns, notwithstanding the termination of this Agreement.

(e) A party seeking indemnification hereunder (the “Indemnified Party”) shall (i) provide prompt notice to the other party of any claim (“Claim”) for which it intends to seek indemnification, (ii) grant control of the defense and for settlement of the Claim to the other party, and (iii) cooperate with the other party in the defense thereof. The Indemnified Party shall have the right at its own expense to participate in the defense of any Claim, but shall not have the right to control the defense, consent to judgment or agree to the settlement of any Claim without the written consent of the other party. The party providing the indemnification shall not consent to the entry of any judgment or enter any settlement which (i) does not include, as an unconditional term, the release by the claimant of all liabilities for Claims against the Indemnified Party or (ii) which otherwise adversely affects the rights of the Indemnified Party.

2. Without limiting the generality of the foregoing, Custodian shall be under no obligation to inquire into, and shall not be liable for:

(a) Any Losses incurred by the Trust or any other person as a result of the receipt or acceptance of fraudulent, forged or invalid Securities, or Securities which are otherwise not freely transferable or deliverable without encumbrance in any relevant market;

(b) The validity of the issue of any Securities purchased, sold, or written by or for the Trust, the legality of the purchase, sale or writing thereof, or the propriety of the amount paid or received therefor;

(c) The legality of the sale or redemption of any Shares, or the propriety of the amount to be received or paid therefor;

(d) The legality of the declaration or payment of any dividend or distribution by the Trust;

(e) The legality of any borrowing by the Trust;

(f) The legality of any loan of portfolio Securities, nor shall Custodian be under any duty or obligation to see to it that any cash or collateral delivered to it by a broker, dealer or financial institution or held by it at any time as a result of such loan of portfolio Securities is adequate security for the Trust against any loss it might sustain as a result of such loan, which duty or obligation shall be the sole responsibility of the Trust. In addition, Custodian shall be under no duty or obligation to see that any broker, dealer or financial institution to which portfolio Securities of the Trust are lent makes payment to it of any dividends or interest which are payable to or for the account of the Trust during the period of such loan or at the termination of such loan, provided, however that Custodian shall promptly notify the Trust in the event that such dividends or interest are not paid and received when due;

(g) The sufficiency or value of any amounts of money and/or Securities held in any Special Account in connection with transactions by the Trust; whether any broker, dealer, futures commission merchant or clearing member makes payment to the Trust of any variation margin payment or similar payment which the Trust may be entitled to receive from such broker, dealer, futures commission merchant or clearing member, or whether any payment received by Custodian from any broker, dealer, futures commission merchant or clearing member is the amount the Trust is entitled to receive, or to notify the Trust of Custodian’s receipt or non-receipt of any such payment; or

(h) Whether any Securities at any time delivered to, or held by it or by any Subcustodian, for the account of the Trust and specifically allocated to a Series are such as properly may be held by the Trust or such Series under the provisions of its then current prospectus and statement of additional information, or to ascertain whether any transactions by the Trust, whether or not involving Custodian, are such transactions as may properly be engaged in by the Trust.

Notwithstanding the foregoing, to the extent the Trust inquires into matters described in Section VIII.2(a) or (b) above, Custodian shall provide reasonable assistance to the Trust in such inquiries at the Trust’s expense.

3. Custodian may, with respect to questions of law specifically regarding an Account, obtain the advice of the Trust’s counsel and shall be fully protected with respect to anything done or omitted by it provided that Custodian acts in good faith without negligence or willful misfeasance in carrying out such advice, and provided further that, any such action or omission by Custodian is consistent with Custodian’s rights and responsibilities under this Agreement.

4. Custodian shall be under no obligation to take action to collect any amount payable on Securities in default, or if payment is refused after due demand and presentment. Custodian shall as promptly as practicable under the circumstances, notify the Trust of any such default or refusal to pay.

5. Custodian shall have no duty or responsibility to inquire into, make recommendations, supervise, or determine the suitability of any transactions affecting any Account.

6. The Trust shall pay to Custodian the fees and charges as may be specifically agreed upon from time to time and such other fees and charges at Custodian’s standard rates for such services as may be applicable. The Trust shall reimburse Custodian for all costs associated with the conversion of the Trust’s Securities hereunder and the transfer of Securities and records kept in connection with this Agreement. The Trust shall also reimburse Custodian for out-of-pocket expenses which are a normal incident of the services provided hereunder.

7. Custodian has the right to debit any cash account for any amount payable by the Trust in connection with any and all obligations of the Trust to Custodian. In addition to the rights of Custodian under applicable law and other agreements, at any time when the Trust shall not have honored any of its obligations to Custodian, Custodian shall have the right without notice to the Trust to retain or set-off, against such obligations of the Trust, any Securities or cash Custodian or a Custodian Affiliate may directly or indirectly hold for the account of the Trust, and any obligations (whether matured or unmatured) that Custodian or a Custodian Affiliate may have to the Trust in any currency or Composite Currency Unit. Custodian, as a relationship accommodation, will endeavor in good faith to notify the Trust of any such setoffs, provided that failure to provide such notice by Custodian shall not have any bearing on Custodian’s entitlement, rights and remedies hereunder to exercise such set off rights. Any such asset of, or obligation to, the Trust may be transferred to Custodian and any Custodian Affiliate in order to effect the above rights.

8. The Trust agrees to forward to Custodian a Certificate or Instructions confirming Oral Instructions by the close of business of the same day that such Oral Instructions are given to Custodian. The Trust agrees that the fact that such confirming Certificate or Instructions are not received or that a contrary Certificate or contrary Instructions are received by Custodian shall in no way affect the validity or enforceability of transactions authorized by such Oral Instructions and effected by Custodian. If the Trust elects to transmit Instructions through an on-line communications system offered by Custodian, the Trust’s use thereof shall be subject to the

Terms and Conditions attached as Appendix I hereto. If Custodian receives Instructions which appear on their face to have been transmitted by an Authorized Person via (i) computer facsimile, email, the Internet or other insecure electronic method, or (ii) secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys, the Trust understands and agrees that Custodian cannot determine the identity of the actual sender of such Instructions and that Custodian shall conclusively presume that such Written Instructions have been sent by an Authorized Person, and the Trust shall be responsible for ensuring that only Authorized Persons transmit such Instructions to Custodian. If the Trust elects (with Custodian’s prior consent) to transmit Instructions through an on-line communications service owned or operated by a third party, the Trust agrees that Custodian shall not be responsible or liable for the reliability or availability of any such service.

9. The books and records pertaining to the Trust which are in possession of Custodian shall be the property of the Trust. Such books and records shall be prepared and maintained by Custodian as required by the ‘40 Act and the rules thereunder, with particular attention to Section 31 and Rules 31a-1 and 31a-2 thereunder. The Trust, or its authorized representatives, shall have access to such books and records during Custodian’s normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided by Custodian to the Trust or its authorized representative as soon as practicable under the circumstances. Upon the request of the Trust, Custodian shall provide in hard copy or on computer disc any records included in any such delivery which are maintained by Custodian on a computer disc, or are similarly maintained. In the event of the termination of this Agreement, the Trust’s books and records will be returned to the Trust upon request.

10. It is understood that Custodian is authorized to supply any information regarding the Accounts which is required by any law, regulation or rule now or hereafter in effect. The Custodian shall provide the Trust with any report obtained by the Custodian on the system of internal accounting control of a Depository, and with such reports on its own system of internal accounting control as the Trust may reasonably request from time to time.

11. Custodian shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied against Custodian in connection with this Agreement, except as set forth in this Agreement.

ARTICLE IX

TERMINATION

1. The term of this Agreement shall be one year commencing upon the date hereof and shall automatically renew for additional one-year terms unless either of the parties hereto provides written notice of termination at least ninety (90) days prior to the end of any one year term or, unless earlier terminated as provided in Section 3 of this Article IX. In the event such notice is given by the Trust, it shall be accompanied by a copy of a resolution of the board of the Trust, certified by the Secretary or any Assistant Secretary, electing to terminate this Agreement and designating a successor custodian or custodians, each of which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits. In the event such notice is given by Custodian, the Trust shall, on or before the termination date, deliver to Custodian a copy of a resolution of the board of the Trust, certified by the Secretary or any Assistant Secretary, designating a successor custodian or custodians. In the absence of such designation by the Trust, Custodian may designate a successor custodian which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits. Upon the date set forth in such notice this Agreement shall terminate, and Custodian shall upon receipt of a notice of acceptance by the successor custodian on that date deliver directly to the successor custodian all Securities and money then owned by the Trust and held by it as Custodian, after deducting all fees, expenses and other amounts for the payment or reimbursement of which it shall then be entitled.

2. If a successor custodian is not designated by the Trust or Custodian in accordance with the preceding Section, the Trust shall upon the date specified in the notice of termination of this Agreement and upon the delivery by Custodian of all Securities (other than Securities which cannot be delivered to the Trust) and money then owned by the Trust be deemed to be its own custodian and Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities which cannot be delivered to the Trust to hold such Securities hereunder in accordance with this Agreement.

3. Notwithstanding Section 1 of this Article IX, the Trust may terminate the services of Custodian under this Agreement at any time (A) by providing thirty (30) days’ written notice in the event that Custodian (i) shall fail in any material respect to perform its duties and obligations hereunder pursuant to the applicable standard of care set forth herein, the Trust shall have given written notice thereof, and such material failure shall not have been remedied to the reasonable satisfaction of the Company within thirty (30) days after such written notice is received, or (ii) shall have ceased to be qualified as a custodian under the ‘40 Act, shall be indicted for a crime directly related to the services contemplated hereunder, shall commence any bankruptcy or insolvency proceeding or have such a bankruptcy or insolvency proceeding initiated against it which shall not be dismissed within sixty (60) days, or (B) immediately in the event of an appointment of a conservator or receiver for Custodian or any parent of Custodian by a regulatory agency or court of competent jurisdiction.

ARTICLE X

MISCELLANEOUS

1. The Trust agrees to furnish to Custodian a new Certificate of Authorized Persons in the event of any change in the then present Authorized Persons. Until such new Certificate is received, Custodian shall be fully protected in acting upon Certificates or Oral Instructions of such present Authorized Persons.

2. Any notice or other instrument in writing, authorized or required by this Agreement to be given to Custodian, shall be sufficiently given if addressed to Custodian and received by it at its offices at One Wall Street, New York, New York 10286, or at such other place as Custodian may from time to time designate in writing.

3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Trust shall be sufficiently given if addressed to the Trust and received by it at its offices at Reality Shares ETF Trust, 402 West Broadway, Suite 2800, San Diego, CA 92101, or at such other place as the Trust may from time to time designate in writing.

4. Each and every right granted to either party hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of either party to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by either party of any right preclude any other or future exercise thereof or the exercise of any other right.

5. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any exclusive jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties, except that any amendment to the Schedule I hereto need be signed only by the Trust and any amendment to Appendix I hereto need be signed only by Custodian. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party without the written consent of the other.

6. This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. The Trust and Custodian hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. The Trust hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. The Trust and Custodian each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

7. The Trust hereby acknowledges that Custodian is subject to federal laws, including the Customer Identification Program (CIP) requirements under the USA PATRIOT Act and its implementing regulations, pursuant to which Custodian must obtain, verify and record information that allows Custodian to identify the Trust. Accordingly, prior to opening an Account hereunder Custodian will ask the Trust to provide certain information including, but not limited to, the Trust’s name, physical address, tax identification number and other information that will help Custodian to identify and verify the Trust’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information. The Trust agrees that Custodian cannot open an Account hereunder unless and until Custodian verifies the Trust’s identity in accordance with its CIP.

8. The Bank of New York Mellon Corporation is a global financial organization that provides services to clients through its affiliates and subsidiaries in multiple jurisdictions (the “BNY Mellon Group”). The BNY Mellon Group may centralize functions including audit, accounting, risk, legal, compliance, sales, administration, product communication, relationship management, storage, compilation and analysis of customer-related data, and other functions (the “Centralized Functions”) in one or more affiliates, subsidiaries and third-party service providers.

Solely in connection with the Centralized Functions, (i) the Trust consents to the disclosure of and authorizes BNY Mellon to disclose information regarding the Trust (“Client-Related Data”) to the BNY Mellon Group and to its third-party service providers who are subject to confidentiality obligations with respect to such information and (ii) BNY Mellon may store the names and business contact information of the Trust’s employees and representatives on the systems or in the records of the BNY Mellon Group or its service providers. The BNY Mellon Group may aggregate Client-Related Data with other data collected and/or calculated by the BNY Mellon Group, and notwithstanding anything in this Agreement to the contrary the BNY Mellon Group will own all such aggregated data, provided that the BNY Mellon Group shall not distribute the aggregated data in a format that identifies Client-Related Data with a particular Fund. Each Fund confirms that it is authorized to consent to the foregoing.

9. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

IN WITNESS WHEREOF, the Trust and Custodian have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

REALITY SHARES ETF TRUST

By:	/s/ Eric Ervin
Name:	Eric Ervin
Title:	President

THE BANK OF NEW YORK MELLON

By:	/s/ Stephen Cook
Name:	Stephen Cook
Title:	Managing Director

SCHEDULE I

CERTIFICATE OF AUTHORIZED PERSONS

(The Trust—Oral and Written Instructions)

The undersigned hereby certifies that he/she is the duly elected and acting President of Reality Shares ETF Trust (the “Trust”), and further certifies that the following officers or employees of the Trust have been duly authorized in conformity with the Trust’s Amended and Restated Agreement and Declaration of Trust and Amended and Restated By-Laws to deliver Certificates and Oral Instructions to The Bank of New York (“Custodian”) pursuant to the Custody Agreement between the Trust and Custodian dated, January 21, 2014, and that the signatures appearing opposite their names are true and correct:

Eric Ervin	President	/s/ Eric Ervin
Name	Title	Signature

Tom Trivella	Treasurer	/s/ Tom Trivella
Name	Title	Signature

Ryan Ballantyne	Secretary	/s/ Ryan Ballantyne
Name	Title	Signature

This certificate supersedes any certificate of Authorized Persons you may currently have on file.

By:	/s/ Eric Ervin
Name:	Eric Ervin
Title:	President

Date:	January 21, 2014

SCHEDULE II

SERIES

Reality Shares NASDAQ-100 Isolated Dividend Growth Index ETF

Reality Shares U.S. Isolated Dividend Growth Index ETF

Reality Shares Isolated Dividend Growth ETF

APPENDIX I

ELECTRONIC SERVICES TERMS AND CONDITIONS

1. License; Use. (a) This Appendix I shall govern the Trust’s use of electronic communications, information delivery, portfolio management and banking services, that The Bank of New York and its affiliates (“Custodian”) may provide to the Trust, such as The Bank of New York Inform TM and The Bank of New York CA$H-Register Plus®, and any computer software, proprietary data and documentation provided by Custodian to the Trust in connection therewith (collectively, the “Electronic Services”). In the event of any conflict between the terms of this Appendix I and the main body of this Agreement with respect to the Trust’s use of the Electronic Services, the terms of this Appendix I shall control.

(b) Custodian grants to the Trust a personal, nontransferable and nonexclusive license to use the Electronic Services to which the Trust subscribes solely for the purpose of transmitting instructions and information (“Written Instructions”), obtaining reports, analyses and statements and other information and data, making inquiries and otherwise communicating with Custodian in connection with the Trust’s relationship with Custodian. The Trust shall use the Electronic Services solely for its own internal and proper business purposes and not in the operation of a service bureau. Except as set forth herein, no license or right of any kind is granted to with respect to the Electronic Services. The Trust acknowledges that Custodian and its suppliers retain and have title and exclusive proprietary rights to the Electronic Services, including any trade secrets or other ideas, concepts, know-how, methodologies, and information incorporated therein and the exclusive rights to any copyrights, trade dress, look and feel, trademarks and patents (including registrations and applications for registration of either), and other legal protections available in respect thereof. The Trust further acknowledges that all or a part of the Electronic Services may be copyrighted or trademarked (or a registration or claim made therefor) by Custodian or its suppliers. The Trust shall not take any action with respect to the Electronic Services inconsistent with the foregoing acknowledgments, nor shall the Trust attempt to decompile, reverse engineer or modify the Electronic Services. The Trust may not copy, distribute, sell, lease or provide, directly or indirectly, the Electronic Services or any portion thereof to any other person or entity without Custodian’s prior written consent. The Trust may not remove any statutory copyright notice or other notice included in the Electronic Services. The Trust shall reproduce any such notice on any reproduction of any portion of the Electronic Services and shall add any statutory copyright notice or other notice upon Custodian’s request.

(c) Portions of the Electronic Services may contain, deliver or rely on data supplied by third parties (“Third Party Data”), such as pricing data and indicative data, and services supplied by third parties (“Third Party Services”) such as analytic and accounting services. Third Party Data and Third Party Services supplied hereunder are obtained from sources that Custodian believes to be reliable but are provided without any independent investigation by Custodian. Custodian and its suppliers do not represent or warrant that the Third Party Data or Third Party Services are correct, complete or current. Third Party Data and Third Party Services are proprietary to their suppliers, are provided solely for the Trust’s internal use, and may not be reused, disseminated or redistributed in any form. The Trust shall not use any Third Party Data in any manner that would act as a substitute for obtaining a license for the data directly from the supplier. Third Party Data and Third Party Services should not be used in making any investment decision. CUSTODIAN AND ITS SUPPLIERS ARE NOT RESPONSIBLE FOR ANY RESULTS OBTAINED FROM THE USE OF OR RELIANCE UPON THIRD PARTY DATA OR THIRD PARTY SERVICES. Custodian’s suppliers of Third Party Data and Services are intended third party beneficiaries of this Section 1(c) and Section 5 below.

(d) The Trust understands and agrees that any links in the Electronic Services to Internet sites may be to sites sponsored and maintained by third parties. Custodian make no guarantees, representations or warranties concerning the information contained in any third party site (including without limitation that such information is correct, current, complete or free of viruses or other contamination), or any products or services sold through third party sites. All such links to third party Internet sites are provided solely as a convenience to the Trust and the Trust accesses and uses such sites at its own risk. A link in the Electronic Services to a third party site does not constitute Custodian’s endorsement, authorisation or sponsorship of such site or any products and services available from such site.

2. Equipment. The Trust shall obtain and maintain at its own cost and expense all equipment and services, including but not limited to communications services, necessary for it to utilize and obtain access to the Electronic Services, and Custodian shall not be responsible for the reliability or availability of any such equipment or services.

3. Proprietary Information. The Electronic Services, and any proprietary data (including Third Party Data), processes, software, information and documentation made available to the Trust (other than which are or become part of the public domain or are legally required to be made available to the public) (collectively, the “Information”), are the exclusive and confidential property of Custodian or its suppliers. However, for the avoidance of doubt, reports generated by the Trust containing information relating to its account(s) (except for Third Party Data contained therein) are not deemed to be within the meaning of the term “Information.” the Trust shall keep the Information confidential by using the same care and discretion that the Trust uses with respect to its own confidential property and trade secrets, but not less than reasonable care. Upon termination of the Agreement or the licenses granted herein for any reason, the Trust shall return to Custodian any and all copies of the Information which are in its possession or under its control (except that the Trust may retain reports containing Third Party Data, provided that such Third Party Data remains subject to the provisions of this Appendix). The provisions of this Section 3 shall not affect the copyright status of any of the

Information which may be copyrighted and shall apply to all information whether or not copyrighted.

4. Modifications. Custodian reserves the right to modify the Electronic Services from time to time. The Trust agrees not to modify or attempt to modify the Electronic Services without Custodian’s prior written consent. The Trust acknowledges that any modifications to the Electronic Services, whether by the Trust or Custodian and whether with or without Custodian’s consent, shall become the property of Custodian.

5. NO REPRESENTATIONS OR WARRANTIES; LIMITATION OF LIABILITY. CUSTODIAN AND ITS MANUFACTURERS AND SUPPLIERS MAKE NO WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE ELECTRONIC SERVICES OR ANY THIRD PARTY DATA OR THIRD PARTY SERVICES, EXPRESS OR IMPLIED, IN FACT OR IN LAW, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE. THE TRUST ACKNOWLEDGES THAT THE ELECTRONIC SERVICES, THIRD PARTY DATA AND THIRD PARTY SERVICES ARE PROVIDED “AS IS.” TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL CUSTODIAN OR ANY SUPPLIER BE LIABLE FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT SPECIAL, OR CONSEQUENTIAL, WHICH CUSTOMER MAY INCUR IN CONNECTION WITH THE ELECTRONIC SERVICES, THIRD PARTY DATA OR THIRD PARTY SERVICES, EVEN IF CUSTODIAN OR SUCH SUPPLIER KNEW OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL CUSTODIAN OR ANY SUPPLIER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND THEIR REASONABLE CONTROL (A “FORCE MAJEURE EVENT”). CUSTODIAN WILL MAINTAIN THROUGHOUT THE TERM OF THIS AGREEMENT, SUCH DISASTER RECOVERY AND CONTINGENCY PLANS AND SYSTEMS AS IT REASONABLY BELIEVES TO BE CONSISTENT WITH THE REQUIREMENTS OF ANY STATUTE, REGULATION OR RULE TO WHICH IT IS SUBJECT THAT IMPOSES BUSINESS RESUMPTION AND CONTINGENCY PLANNING STANDARDS. CUSTODIAN SHALL EMPLOY COMMERCIALLY REASONABLE EFFORTS TO RESUME PERFORMANCE AS SOON AS PRACTICABLE UNDER THE CIRCUMSTANCES, FOLLOWING THE OCCURRENCE OF A FORCE MAJEURE EVENT.

6. Security; Reliance; Unauthorized Use; Trusts Transfers. Custodian will establish security procedures to be followed in connection with the use of the Electronic Services, and the Trust agrees to comply with the security procedures. The Trust understands and agrees that the security procedures are intended to determine whether instructions received by Custodian through the Electronic Services are authorized but are not (unless otherwise specified in writing) intended to detect any errors contained in such instructions. The Trust will cause all persons utilizing the Electronic Services to treat any user and authorization codes, passwords, authentication keys and other security devices with the highest degree of care and confidentiality. Upon termination of the Trust’s use of the Electronic Services, the Trust shall return to Custodian any security devices (e.g., token cards) provided by Custodian. Custodian is hereby irrevocably authorized to comply with and rely upon on Written Instructions and other communications, whether or not authorized, received by it through the Electronic Services. The Trust acknowledges that it has sole responsibility for ensuring that only Authorized Persons use the Electronic Services and that to the fullest extent permitted by applicable law Custodian shall not be responsible nor liable for any unauthorized use thereof or for any losses sustained by the Trust arising from or in connection with the use of the Electronic Services or Custodian’s reliance upon and compliance with Written Instructions and other communications received through the Electronic Services. With respect to instructions for a transfer of Trusts issued through the Electronic Services, when instructed to credit or pay a party by both name and a unique numeric or alpha-numeric identifier (e.g. ABA number or account number), the Custodian, its affiliates, and any other bank participating in the Trusts transfer, may rely solely on the unique identifier, even if it identifies a party different than the party named. Such reliance on a unique identifier shall apply to beneficiaries named in such instructions as well as any financial institution which is designated in such instructions to act as an intermediary in a Trusts transfer. It is understood and agreed that unless otherwise specifically provided herein, and to the extent permitted by applicable law, the parties hereto shall be bound by the rules of any Trusts transfer system utilized to effect a Trusts transfer hereunder.

7. Acknowledgments. Custodian shall acknowledge through the Electronic Services its receipt of each Written Instruction communicated through the Electronic Services, and in the absence of such acknowledgment Custodian shall not be liable for any failure to act in accordance with such Written Instruction and the Trust may not claim that such Written Instruction was received by Custodian. Custodian may in its discretion decline to act upon any instructions or communications that are insufficient or incomplete or are not received by Custodian in sufficient time for Custodian to act upon, or in accordance with such instructions or communications.

8. Viruses. The Trust agrees to use reasonable efforts to prevent the transmission through the Electronic Services of any software or file which contains any viruses, worms, harmful component or corrupted data and agrees not to use any device, software, or routine to interfere or attempt to interfere with the proper working of the Electronic Services.

9. Encryption. The Trust acknowledges and agrees that encryption may not be available for every communication through the Electronic Services, or for all data. The Trust agrees that Custodian may deactivate any encryption features at any time, without notice or liability to the Trust, for the purpose of maintaining, repairing or troubleshooting its systems.

10. On-Line Inquiry and Modification of Records. In connection with the Trust’s use of the Electronic Services, Custodian may, at the Trust’s request, permit the Trust to enter data directly into a Custodian database for the purpose of modifying certain information maintained by Custodian’s systems, including, but not limited to, change of address information. To the extent that the Trust is granted such access, the Trust agrees to indemnify and hold Custodian harmless from all loss, liability, cost, damage and expense (including attorney’s fees and expenses) to which Custodian may be subjected or which may be incurred in connection with any claim which may arise out of or as a result of changes to Custodian database records initiated by the Trust.

11. Agents. the Trust may, on advance written notice to the Custodian, permit its agents and contractors (“Agents”) to access and use the Electronic Services on the Trust’s behalf, except that the Custodian reserves the right to prohibit the Trust’s use of any particular Agent for any reason. The Trust shall require its Agent(s) to agree in writing to be bound by the terms of the Agreement, and the Trust shall be liable and responsible for any act or omission of such Agent in the same manner, and to the same extent, as though such act or omission were that of the Trust. Each submission of a Written Instruction or other communication by the Agent through the Electronic Services shall constitute a representation and warranty by the Trust that the Agent continues to be duly authorized by the Trust to so act on its behalf and the Custodian may rely on the representations and warranties made herein in complying with such Written Instruction or communication. Any Written Instruction or other communication through the Electronic Services by an Agent shall be deemed that of the Trust, and the Trust shall be bound thereby whether or not authorized. The Trust may, subject to the terms of this Agreement and upon advance written notice to the Bank, provide a copy of the Electronic Service user manuals to its Agent if the Agent requires such copies to use the Electronic Services on the Trust’s behalf. Upon cessation of any such Agent’s services, the Trust shall promptly terminate such Agent’s access to the Electronic Services, retrieve from the Agent any copies of the manuals and destroy them, and retrieve from the Agent any token cards or other security devices provided by Custodian and return them to Custodian.